Exhibit 23.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement of LG Holding Corporation on Form SB-2, of my report dated May 16, 2007 (included in exhibits to such registration statement) on the consolidated financial statements of LG Holding Corporation as of January 31, 2007 and for the period from August 24, 2006 (inception) through January 31, 2007.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.

/s/ Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora, Colorado
October 4, 2007